UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2023

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2023, WiSA Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to issue and sell to such investors (i) in a registered direct offering 743,066 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company and (ii) in a concurrent private placement, common stock purchase warrants (the “Private Placement Warrants”), exercisable for an aggregate of up to 1,486,132 shares of Common Stock, at an exercise price of $1.41 per share of Common Stock. The effective offering price per share of Common Stock and accompanying Private Placement Warrant will be $1.66 The securities to be issued in the registered direct offering were offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-267211) (the “Shelf Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 1, 2022 and declared effective on September 13, 2022.

The Private Placement Warrants (and the shares of Common Stock issuable upon the exercise of the Private Placement Warrants) were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Private Placement Warrants are immediately exercisable upon issuance, will expire five years from the date of issuance, and in certain circumstances may be exercised on a cashless basis.

In addition, the Company and the investors signatory to the Purchase Agreement have agreed that the Private Placement Warrants shall be callable by the Company at a redemption price of $0.50 per Private Placement Warrant, provided that the shares underlying the Private Placement Warrant are then registered or may be resold under Rule 144 under the Securities Act.

The offering is expected to close on or about April 12, 2023, subject to customary closing conditions.

The Company expects to raise gross proceeds of approximately $1.2 million before deducting fees and other offering expenses payable by the Company. In the event that all Private Placement Warrants are exercised for cash, the Company would receive additional gross proceeds of approximately $2.1million. The Company intends to use a portion of the net proceeds of the offering to partially or fully repay the outstanding principal amount of a senior secured convertible note issued to an institutional investor (the “August Investor”) on August 15, 2022, as amended (the “Convertible Note”), and to use the remainder of the net proceeds for working capital, capital expenditures, product development, and other general corporate purposes, including investments in sales and marketing in the United States and internationally. The Company has not allocated specific amounts of net proceeds for any of these purposes; however, the Company is required pursuant to the terms of that certain securities purchase agreement, dated August 15, 2022, by and between the Company and the August Investor, to direct at least 20% of the gross proceeds of the offering to repay a portion of the Convertible Note.

Under the Purchase Agreement, the Company is required within 45 days of the closing date of the offering to file a registration statement on Form S-1 registering the resale of the shares of Common Stock issued and issuable upon the exercise of the Private Placement Warrants. The Company is required to use commercially reasonable efforts to cause such registration to become effective within 180 days of the closing date of the offering, and to keep such registration statement effective at all times until no investor owns any Private Placement Warrants or shares issuable upon exercise thereof.

In addition, pursuant to the terms of the Purchase Agreement, the Company may not, subject to certain exceptions, (i) offer, issue, sell, transfer or otherwise dispose of the Company’s securities for a period of sixty (60) days following the closing date of the offering; and (ii) from the closing date of the offering until the six-month anniversary of such date, effect or enter into an agreement to effect any issuance of Common Stock or common stock equivalents involving a Variable Rate Transaction (as defined in the Purchase Agreement). Further, pursuant to the terms of the Purchase Agreement, the Company may not, subject to certain exceptions, file any new registration statement until the registration statements required pursuant to the Purchase Agreement and that certain securities purchase agreement dated March 27, 2023, have been filed with and declared effective by the SEC.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company or the investors, as the case may be, other obligations of the parties and termination provisions.

The foregoing does not purport to be a complete description of each of the Private Placement Warrants and Purchase Agreement, and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.1, 10.1, and 10.2 respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the use of proceeds of the offering is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the issuance of Private Placement Warrants is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management, including, without limitation, the timing of the offering’s anticipated close date, and the Company’s intended use of proceeds upon consummation of the offering. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including, among other things, the Company’s ability to satisfy closing conditions for the offering, general market conditions and the economic environment, and those risks that may be included in the periodic reports and other filings that the Company files from time to time with the SEC, which may cause the Company’s actual results, performance and achievements to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Private Placement Warrant.
10.1	Form of Securities Purchase Agreement by and between the Company and certain institutional investors dated April 7, 2023.
10.2	Form of Side Letter by and between the Company and certain institutional investors dated April 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2023	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer